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                                                              EXHIBIT (h)(3)(iv)

                         Wayne Hummer Investment Trust
                                  Schedule A
                      Amendments effective July 31, 1999


Services to be Rendered                                          Charge to Fund

I.  SHAREHOLDER ACCOUNTS

     1. Open brokerage accounts, as necessary, and maintain current records for Fund shareholder accounts showing as to each shareholder (to the extent such information is available or obtainable):

         A.  Name(s) and address(es) with zip code(s);

         B. Type of account and taxpayer identification or social security number;

         C.  Number of Fund shares currently owned;

         D. Account transaction history, including records of initial and additional purchases, redemptions, dividends and other distributions, and related tax information;

         E.  Investment Executive affiliated with the account.        No Charge

     2.  Maintain files of Fund-related brokerage account
         applications, requests and correspondence
         from or on behalf of shareholders in relation to Fund
         Shares, as well as copies of all written responses
         thereto.                                                     No Charge

     3.  Process with ADP and revise brokerage account records to show all changes or corrections to shareholders'
         registration and address records authorized by or on behalf
         of the shareholder.                                            *Cost

     4.  Maintain records of shareholders' transactions in fund shares for federal and state tax and securities law
         purposes.                                                      +Cost

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II.  PURCHASES , REDEMPTIONS, AND DIVIDENDS

     1.  Conversion of monies to Federal funds.                        No Charge

     2.  Prepare and transmit by mail to each shareholder
         confirmations of all purchases and redemptions of Fund
         Shares effected through Wayne Hummer Investments L.L.C.
         when and if required by Rules of the Securities and
         Exchange Commission.                                             Cost

     3.  Assist the Fund's transfer agent to prepare and transmit by mail, to each shareholder, annual statements reflecting all purchases, dividends and redemptions of CorePortfolio
         Fund, Growth Fund and Income Fund Shares.                     No Charge

     4.  Receive, ascertain the adequacy of, and transmit to the
         Fund's transfer agent through ADP all purchase order or
         redemption requests (other than redemption requests made
         by check) and all transactions made pursuant to the "cash
         sweep program" in accordance with the requirements set
         forth in the current prospectus of the Funds.                    Cost

     5.  Requisition from the Fund's custodian and remit the
         proceeds of redemption (other than redemption requests
         made by check or effected through the Money Fund "sweep
         program") as directed by the individual shareholder in
         accordance with the current prospectus of the Funds.          No Charge

     6.  Request from the Fund's transfer agent and record on the brokerage accounts of Fund shareholders electing to
         reinvest dividends, the Fund's Shares declared as
         dividends.                                                    No Charge

     7.  Request from the Fund's transfer agent and record on the
         Shareholder's brokerage account records cash dividends to
         Fund shareholders electing cash payment of Fund dividends.    No Charge

     8.  Requisition from the Fund's custodian and forward by check to the Fund's shareholders the properly computed amount of dividends payable in cash to shareholders electing such
         payment.                                                        **Cost

     9.  Prepare and transmit by mail to each shareholder, monthly statements reflecting all purchases, dividends and
         redemptions of Fund Shares.                                    ***Cost

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     10. Record on shareholder brokerage account records the number
         of Shares purchased and redeemed.                               +Cost


III. SHAREHOLDER COMMUNICATIONS & SERVICES

     1.  Provide, maintain and man telephone communication systems for shareholder inquiries concerning the administration of
         their Fund accounts.                                          No Charge

     2.  Receive and answer promptly all correspondence or similar inquiries from or on behalf of shareholders concerning the
         administration of their Fund accounts.                        No Charge

     3.  Refer to the Fund's investment adviser questions or
         matters related to its function.                              No Charge

     4.  Prepare such reports and summaries of shareholder
         communications as may be requested by the Fund's officers
         for the preparation of reports to the Fund's trustees and
         appropriate regulatory authorities.                           No Charge

     5.  Provide and maintain an ADP terminal with on-line
         facilities to provide information regarding Fund
         shareholder accounts.                                         No Charge

     6.  Order and transmit checks to shareholders requesting and qualifying for check writing privileges and provide to
         the Fund, the transfer agent and custodian such check
         writing documentation as required and in accordance with
         the Fund's current prospectus.                               +No Charge

     7.  Request the Money Fund's custodian to periodically return
         honored checks to shareholders.                              +No Charge


IV.  PROXY MATERIALS, ANNUAL AND OTHER REPORTS

     1.  Transmit (but not prepare) notices of meetings and proxy statements, prospectuses, annual and semi-annual reports
         as shall be requested by the Fund and coordinate such
         mailing to appropriate categories of Fund shareholders.          Cost

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     2.  Assist the Fund's transfer agent to furnish to the Fund by portfolio, if applicable, a list of Fund shareholders
         eligible to vote at shareholder meetings showing addresses of record and Shares held together with an affidavit or
         other appropriate certification of the mailing of proxy       No Charge
         material.


V.   TAX MATTERS

     1.  Prepare and transmit federal and state tax informational returns relating to Share transactions to shareholders and
         governmental agencies.                                        No Charge


VI.  CASH SWEEP PROGRAM

     1.  Maintain in conjunction with ADP a "cash sweep program"
         which automatically will (a) cause free credit balances in a shareholder's brokerage account in excess of $500 (on a
         daily basis) or $100 (on a weekly basis) to be used to
         purchase Money Market Fund portfolio shares, and b) cause
         Money Market Fund portfolio shares to be redeemed on a
         daily basis to satisfy any debit balances in a
         shareholder's brokerage account in excess of $10.               +Cost

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*  The term "Cost" as used in this Schedule A includes only approximate out-of-
   pocket tangible expenses and does not include any reimbursement for labor or overhead.

** In the case where a Fund shareholder has other brokerage activity resulting in the payment of cash dividends, no charge will be made to the Fund.

***In the case where a Fund shareholder has other brokerage activity reflected on a monthly statement, Wayne Hummer shall only be reimbursed for the cost of the line item(s) reflecting Fund (as opposed to brokerage) activity.

+  Applies to Money Market Fund portfolio only.

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APPROVED July 23, 1999

WAYNE HUMMER INVESTMENTS L.L.C.      WAYNE HUMMER INVESTMENT TRUST



By:                                  By:
   -------------------------------      -----------------------------------
      Chief Executive Officer                         President